UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2016, upon recommendation of the Corporate Governance Committee, the Board of Directors of Donaldson Company, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws to reflect certain updates and modernize the Bylaws.

The amendments include the following: (i) clarifying that the Chairman of the Board is not an officer position within the Company, (ii) indicating that shares of the Company’s stock may be held in certificated or uncertificated form, (iii) indicating that the Board may from time to time authorize the Company’s Chief Executive Officer to appoint and remove officers, other than executive officers, and (iv) conforming the Bylaws to recent developments under the Delaware General Corporation Law, such as providing flexibility for the use of electronic transmission or electronic mail for certain notices. The amendments also incorporate certain other non-substantive updates and clarifications.

The Amended and Restated Bylaws, as of July 29, 2016, are filed as Exhibit 3-C hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

3-C	Amended and Restated Bylaws of Registrant (as of July 29, 2016)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 29, 2016

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
	Name:	Amy C. Becker
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3-C	Amended and Restated Bylaws of Registrant (as of July 29, 2016)